                                                                   EXHIBIT 10.13

                              ACS MEDIA INCOME FUND

                                     - and -

                              ACS MEDIA CANADA INC.

                                     - and -

                             ACS MEDIA HOLDINGS LLC

                                     - and -

                              ACS INFOSOURCE, INC.

                                     - and -

                                  ACS MEDIA LLC

                                     - and -

                  ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.

================================================================================

                              INVESTMENT AGREEMENT

================================================================================

                                 April 28, 2003

[TORYS LLP LOGO]

                              INVESTMENT AGREEMENT

            THIS AGREEMENT is made as of the 28th day of April, 2003

BETWEEN:

                       ACS MEDIA INCOME FUND, a trust formed under the laws of the Province of Ontario,

                       (the "FUND"),

                       - and -

                       ACS MEDIA CANADA INC., a corporation existing under the laws of the Province of Ontario,

                       ("ACS CANADA"),

                       - and -

                       ACS MEDIA HOLDINGS LLC, a limited liability company existing under the laws of the State of Alaska,

                       ("ACS HOLDINGS"),

                       - and -

                       ACS INFOSOURCE, INC., a corporation existing under the laws of the State of Alaska,

                       ("ACS INFOSOURCE"),

                       - and -

                       ACS MEDIA LLC, a limited liability company existing under the laws of the State of Alaska,

                       (the "COMPANY"),

                       - and -

                       ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC., a corporation existing under the laws of the State of Delaware,

                       (the "ACSH").

RECITALS:

A. The Fund intends to complete an offering of its trust units (the "UNITS") to the public under the Prospectus (as defined herein) filed with the securities regulatory authorities in each of the provinces and territories of Canada, including pursuant to the exercise (if any) of the over-allotment option contemplated by the Prospectus (the "OFFERING");

B. the Fund will use 50% of the net proceeds of the Offering (after deducting certain fees and expenses of the Offering payable by the
         Fund) to subscribe for the ACS Canada Notes;

C. the Fund will use the remaining 50% of the net proceeds of the Offering to subscribe for common shares of ACS Canada, representing all of the outstanding shares of ACS Canada;

D. ACS InfoSource will contribute the Business to ACS Holdings in consideration for all of the ACS Holdings Membership Interests and for the ACS Holdings Note; 50% of the consideration will be in the form of the ACS Holdings Note and the remaining 50% of such consideration will be in the form of ACS Holdings Membership Interests;

E. ACS Holdings will contribute the Business to the Company in consideration for all of the Company Membership Interests;

F. the Company will enter into a note purchase agreement and a revolving loan agreement with Metropolitan Life Insurance Company, as administrative agent and the other Lenders thereunder and Guarantors thereto for a senior secured credit facility in an aggregate principal amount of $40 million (the "PROPOSED CREDIT FACILITY"). A substantial portion of the proceeds of the Proposed Credit Facility will be used to repurchase Company Membership Interests from ACS Holdings;

G. the Company will repurchase a portion of the outstanding Company Membership Interests from ACS Holdings;

H. ACS Canada will use a portion of the proceeds that it receives from the sale of its common shares and the ACS Canada Notes to the Fund to pay certain expenses relating to the Offering and will use the remainder to purchase approximately 87.42% of the Company Membership Interests from ACS Holdings;

I. ACS InfoSource is currently a guarantor under a credit facility between Alaska Communications Systems Group, Inc., JPMorgan Chase Bank, as administrative agent, Canadian Imperial Bank of Commerce, as syndication agent, and Credit Suisse First Boston Corporation, as documentation agent, dated as of May 14, 1999 (the "CURRENT CREDIT FACILITY"). On the Closing Date, the lender under the Current Credit Facility will release all security interests granted by ACS InfoSource in connection with the Current Credit Facility which relate to the Business;

J. immediately following the Closing, the Fund will, indirectly through ACS Canada, hold approximately 87.42% of the Company Membership Interests and ACS InfoSource will, indirectly through ACS Holdings, hold the balance of the Company Membership Interests; and

K. the Underwriting Agreement provides that, as a condition to the completion of the Offering, the Fund, ACS Canada, the Company, ACS Holdings and ACS InfoSource enter into this Agreement.

         NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereto agree as follows:

                                   ARTICLE 1.
                                 INTERPRETATION

1.1.     DEFINITIONS

         In this Agreement,

         "ACS CANADA COMMON SHARES" means common shares in the capital of ACS Canada, as subsequently consolidated or subdivided, or any other securities resulting from a reclassification or amendment thereto;

         "ACS CANADA NOTE INDENTURE" means the note indenture to be dated as of the Date of Closing between ACS Canada and CIBC Mellon Trust Company, in the form agreed to by the parties thereto;

         "ACS CANADA NOTES" means the notes of ACS Canada issued pursuant to the ACS Canada Note Indenture;

         "ACS HOLDINGS MEMBERSHIP INTERESTS" means membership interests in the capital of ACS Holdings, as subsequently consolidated or subdivided, or any other securities resulting from a reclassification or amendment thereto;

         "ACS HOLDINGS NOTE" means the note of ACS Holdings issued by ACS Holdings to ACS InfoSource;

         "ACTUAL KNOWLEDGE" means to the actual knowledge of Wesley E. Carson, Wayne Graham and Vicki Pedersen, after due inquiry of their direct reports and review of such other books, records and other assets of the Business as they judge, acting reasonably, to be relevant;

         "AFFILIATE" has the meaning attributed to such term in s. 1(1) and 1(4) of the Business Corporations Act (Ontario), R.S.O. 1990, c. B.16, as the same may be amended from time to time and any successor legislation thereto;

         "AGREEMENT", "HERETO", "HEREIN", "HEREBY", "HEREUNDER", "HEREOF", and similar expressions refer to this Investment Agreement and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

         "ANCILLARY AGREEMENTS" means the Securityholders Agreement, the Exchange Agreement, the ACS Canada Note Indenture (including any ACS Canada Notes issued thereunder), the ACS Holdings Note and the guarantees by the Company in favour of the Fund and ACS InfoSource of obligations under the ACS Canada Note and the ACS Holdings Note, respectively;

         "BUSINESS" means the business currently operated by ACS InfoSource, as a going concern, which consists of all of the assets and liabilities of ACS InfoSource other than any intercompany indebtedness between ACS InfoSource and ACSH or its affiliates;

         "BUSINESS DAY" means any day except Saturdays, Sundays and statutory holidays in the Province of Ontario as specified in s. 29(1) of the Interpretation Act (Ontario), R.S.O. 1990, c. I.11, as amended;

         "CLAIM" has the meaning attributed to such term in Section 13.4;

         "CLOSING" means the completion of the transactions of purchase and sale contemplated in Articles 2 through 7 of this Agreement;

         "CLOSING TIME" means 8:00 a.m. (Toronto time) on the Date of Closing or such other time on such date as may be agreed upon in writing by the parties;

         "CODE" means the United States Internal Revenue Code of 1986, as amended;

         "COMPANY CONTRIBUTION" has the meaning attributed to such term in
         Section 5.1;

         "COMPANY MEMBERSHIP INTEREST PURCHASE PRICE" has the meaning attributed to such term in Section 7.1;

         "COMPANY MEMBERSHIP INTERESTS" means membership interests in the capital of the Company, as subsequently consolidated or subdivided, or any other securities resulting from a reclassification or amendment thereto;

         "COMPANY PLANS" has the meaning attributed to such term in Section 10.6.17.1;

         "COMPANY REPURCHASE PRICE" has the meaning attributed to such term in
         Section 6.1;

         "DAMAGES" means any direct damages, direct losses, direct expenses or direct claims suffered by, imposed upon or asserted against an Indemnified Party under the Securities Laws, other Laws, at common law or otherwise, together with the expenses incurred in defence of same, such amount being correspondingly reduced by (i) any insurance proceeds actually received by the Indemnified Party in respect of the same claim, or (ii) the present value of the net benefit, if any, that will be received by such party in the current or any future tax period as a result of the payment of Damages;

         "DATE OF CLOSING" means the date on which the completion of the issue of Units to the public pursuant to the Offering (other than in respect of the Over-Allotment Option) occurs;

         "DECLARATION OF TRUST" means the declaration of trust of the Fund made as of the 5th day of March, 2003, as amended and restated from time to time;

         "DISCLOSURE LETTER" means the letter dated the date of this Agreement from the Company to the applicable parties hereto in respect of the representations and warranties related to the Business, in the form satisfactory to such other parties;

         "ENVIRONMENTAL LAWS" means all Laws relating to environmental and/or health matters, including Laws governing the labeling, use and storage of hazardous substances;

         "EXCHANGE AGREEMENT" means the exchange agreement to be dated the Date of Closing by and among the Fund, ACS Canada, ACS Holdings and the Company and such other persons who from time to time execute the exchange agreement or are deemed to be parties thereto, in the form agreed to by the parties thereto;

         "FUND COMMON SHARE SUBSCRIPTION PRICE" has the meaning attributed to such term in Section 2.1;

         "FUND NOTE SUBSCRIPTION PRICE" has the meaning attributed to such term in Section 3.1;

         "GOVERNMENTAL CHARGES" means all taxes, duties, levies, assessments, reassessments and other charges together with all related penalties, interest and fines, payable in respect of periods ending on or before the Date of Closing to any domestic or foreign government (federal, provincial, state, municipal or otherwise) or to any regulatory authority, agency, commission or board of any domestic or foreign government, or imposed by any court or any other law, regulation or rule-making entity having jurisdiction in the relevant circumstances;

         "GOVERNMENTAL ENTITY" means any (i) multinational, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) any subdivision or authority of any of the foregoing; (iii) any quasi-governmental, self-regulatory organization or private body exercising any regulatory, expropriation or taxing authority under or for the account of its members or any of the above; or (iv) any arbitrator exercising jurisdiction over the affairs of the applicable Person, asset, obligation or other matter;

         "HOLDINGS CONTRIBUTION" has the meaning attributed to such term in
         Section 4.1;

         "INDEMNIFYING PARTY" means a party to this Agreement providing indemnification to its Indemnified Persons pursuant to Article 13;

         "INDEMNIFIED PERSONS" has the meaning attributed to such term in
         Section 13.2;

         "INTERIM PERIOD" means the period between the close of business on the date of this Agreement and the Closing;

         "LAWS" means any and all laws, including all federal, state, provincial and local statutes, codes, ordinances, decrees, rules, regulations and municipal by-laws and all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, decisions, rulings or awards or other requirements of any other Governmental Entity, binding on or affecting the Person referred to in the context in which the term was used;

         "LIEN" mean any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature, or any other arrangement or condition which, in substance, secures payment or performance of an obligation;

         "LITIGATION" means an action, suit, claim, proceeding or investigation, at law or in equity, before any Governmental Entity, by any Person;

         "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE", with respect to the Business or any Person, means any effect or change on the Business or such Person, as the case may be, that is or is reasonably likely to be materially adverse to the results of operations, financial condition, assets, properties, capital, liabilities (contingent or otherwise), cash flow, income or business operations of the Business or such Person, as the case may be, after giving effect to this agreement and the transactions contemplated hereby, in each case taken as a whole and as a going concern and, for greater certainty, where applicable, applying the multiple or yield based upon which Units are priced and sold under the Prospectus in determining the consequential loss or diminution of value resulting from such effect or change;

         "MATERIAL AGREEMENTS" means, collectively, (i) the Directory Publishing Services Agreement between ACS InfoSource and L.M. Berry and Company,
         (ii) the Publishing Rights Agreement, the PRA Licence Agreement, the PRA Subscriber List Information Agreement, the PRA Directory Agreement, the Directory Publication and Distribution Agreement, the License Agreement, the Subscriber List Information License Agreement, the Data Services Agreement, the Billing and Collection Agreement described in the Prospectus, (iii) the Non-Competition Agreement among ACSH, the Company and others, described in the Prospectus, and (iv) the Transition Services Agreement among the Company, ACSH and others, described in the Prospectus.

         "NON-PERFORMING PARTY" has the meaning attributed to such term in
         Section 14.1;

         "ORDINARY COURSE" means, with respect to an action taken by a Person, that such action (i) is consistent in all material respects with past practices of the Person, (ii) is taken in the ordinary course of the normal day-to-day operations of the Person, or (iii) is consistent with industry practice;

         "OVER-ALLOTMENT COMPLETION DATE" means the date of the closing of the Transactions contemplated by the Over-Allotment Option;

         "OVER-ALLOTMENT OPTION" means the over-allotment option as described in the Prospectus and as more fully set out in the Underwriting Agreement;

         "PERSON" means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

         "PROPOSED CREDIT FACILITY" means the senior secured credit facility to be established pursuant to a note purchase agreement and a revolving loan agreement between the Company, Metropolitan Life Insurance Company, the Lenders thereunder and the Guarantors thereto;

         "PROSPECTUS" means the final prospectus of the Fund, including all exhibits and schedules thereto, dated the date hereof and filed with the securities commissions or other regulatory authorities in the Qualifying Jurisdictions in connection with the Offering;

         "QUALIFYING JURISDICTIONS" means, collectively, each of the provinces and territories of Canada;

         "REQUIRED CONSENTS" means the consents listed in the Disclosure Letter;

         "SECURITIES COMMISSION" means the applicable securities commission or other regulatory authority in each of the Qualifying Jurisdictions;

         "SECURITIES LAWS" means, collectively, the applicable securities laws of each of the Qualifying Jurisdictions and the respective regulations and rules made under those securities laws, together with all applicable policy statements, blanket orders and rulings of the Securities Commissions and all discretionary orders or rulings, if any, of the Securities Commissions made in connection with the transactions contemplated by the Underwriting Agreement and the securities legislation and policies of each other applicable jurisdiction (including the United States);

         "SECURITYHOLDERS AGREEMENT" means the securityholders agreement to be dated as of the Date of Closing by and among ACS Canada, ACS Holdings and the Company, in the form agreed to by the parties thereto;

         "TERMINATING PARTY" has the meaning attributed to such term in Section 14.1;

         "UNDERWRITERS" means the underwriters of the Offering; and

         "UNDERWRITING AGREEMENT" means the underwriting agreement entered into by and among the Fund, ACS Canada, the Company, ACS Holdings, ACS InfoSource, ACSH and the Underwriters in connection with the Offering.

1.2.     SCHEDULES

         The following are the schedules attached to this Agreement:

                  Schedule "A"          -        Capital of ACS Canada
                  Schedule "B"          -        Capital of ACS Holdings
                  Schedule "C"          -        Capital of the Company

1.3.     HEADINGS

         The division of this Agreement into articles and sections and the insertion of headings are for the convenience of reference only and will not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to "ARTICLES" or "SECTIONS" are to articles or sections of this Agreement.

1.4.     GENDER AND NUMBER

         In this Agreement, words importing the singular number only will include the plural and vice versa, words importing the masculine gender will include the feminine and neuter genders and vice versa and words importing persons will include individuals, partnerships, associations, trusts, unincorporated organizations, limited liability companies, and corporations and vice versa.

1.5.     CURRENCY

         Except where otherwise expressly provided, all payments contemplated herein will be paid in Canadian funds, and all references herein to dollar amounts are references to dollars in the lawful currency of Canada.

1.6.     DAY NOT A BUSINESS DAY

         In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action will be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

1.7.     ACCOUNTING PRINCIPLES

         Wherever in this Agreement reference is made to generally accepted accounting principles in the United States, such reference will be deemed to be to the requirements at the relevant time of the Financial Accounting Standards Board, or any successor accounting body, applicable on a consolidated basis (unless otherwise specifically provided or contemplated herein to be applicable on an unconsolidated basis) as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles. Where the character or amount of any asset or liability or item of revenue or expense or amount of equity is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement, such determination or calculation will, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles applied on a consistent basis. Wherever in this Agreement reference is made to generally accepted accounting principles in Canada, such reference will be deemed to be to the requirements at the relevant time of the Canadian Institute of Chartered Accountants, or any successor institute, applicable on a consolidated basis (unless otherwise specifically provided or contemplated herein to be applicable on an unconsolidated basis) as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles in Canada.

1.12.    WAIVER, AMENDMENT

         Except as expressly provided in this Agreement, no amendment or waiver of this Agreement will be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement will constitute a waiver of any other provision nor will any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

1.9.     CONSTRUCTION

         The words "including" and "includes" where used in this Agreement will be deemed to mean "including, without limitation" and "includes, without limitation", respectively.

1.9.     TRANSACTION VALUE

         The parties agree that the Business has an agreed upon value of US$231,402.750 for the purposes of the transactions contemplated in this Agreement.

                                   ARTICLE 2.
               FUND'S SUBSCRIPTION FOR COMMON SHARES OF ACS CANADA

2.1.     PURCHASE AND SALE; SUBSCRIPTION PRICE

         Subject to the terms and conditions of this Agreement, at the Closing, ACS Canada will issue and sell to the Fund, and the Fund will purchase from ACS Canada, 80,271,009 ACS Canada Common Shares at a price of $1.00 per ACS Canada Common Share for an aggregate subscription price of $80,271,009 (the "FUND COMMON SHARE SUBSCRIPTION PRICE").

2.2. PAYMENT OF THE FUND COMMON SHARE SUBSCRIPTION PRICE AND DELIVERY OF THE CERTIFICATES

         The Fund Common Share Subscription Price will be paid at the Closing by, or on behalf of, the Fund by wire transfer of immediately available funds or by delivery of a bank draft or a certified cheque payable to, or to the order of, ACS Canada, or as may be otherwise directed by ACS Canada in writing, against delivery by ACS Canada of a share certificate representing the ACS Canada Common Shares issued to the Fund, registered in the name of the Fund.

                                   ARTICLE 3.
                    FUND'S SUBSCRIPTION FOR ACS CANADA NOTES

3.1.     PURCHASE AND SALE; SUBSCRIPTION PRICE

         Subject to the terms and conditions of this Agreement, at the Closing, ACS Canada will issue and sell to the Fund, and the Fund will purchase from ACS Canada, $80,271,009 of ACS Canada Notes at a price of 100% of the aggregate subscription price (the "FUND NOTE SUBSCRIPTION PRICE").

3.2.     PAYMENT OF THE FUND NOTE SUBSCRIPTION PRICE AND DELIVERY OF THE NOTES

         The Fund Note Subscription Price will be paid at the Closing by, or on behalf of, the Fund by wire transfer of immediately available funds or by delivery of a bank draft or a certified cheque payable to, or to the order of, ACS Canada, or as may be otherwise directed by ACS Canada in writing, against delivery by ACS Canada of the ACS Canada Notes issued to the Fund, registered in the name of the Fund.

                                   ARTICLE 4.
          ACS INFOSOURCE'S CONTRIBUTION OF THE BUSINESS TO ACS HOLDINGS

4.1.     CONTRIBUTION

         Subject to the terms and conditions of this Agreement, at the Closing, ACS InfoSource shall contribute to ACS Holdings as a going concern with all related goodwill, all of ACS InfoSource's right, title and interest in and to the Business (the "HOLDINGS CONTRIBUTION").

4.2.     ALLOCATION OF THE HOLDINGS CONTRIBUTION

         4.2.1. The Holdings Contribution will be satisfied at the Closing by, or on behalf of, ACS Holdings by delivery of a certificate representing 79,788,552 ACS Holdings Membership Interests and by the delivery of the ACS Holdings Note in a principal amount of US$79,788,552 issued to ACS InfoSource, each registered in the name of ACS InfoSource, against delivery by ACS InfoSource of the documentation necessary to confirm the contribution of the Business, in form and substance acceptable to ACS InfoSource and ACS Holdings.

         4.2.2. 50% of the Holdings Contribution Amount will be allocated to the ACS Holdings Note and 50% of the Holdings Contribution Amount will be allocated to the ACS Holdings Membership Interests.

                                   ARTICLE 5.
            ACS HOLDINGS' CONTRIBUTION OF THE BUSINESS TO THE COMPANY

5.1.     CONTRIBUTION

         Subject to the terms and conditions of this Agreement, at the Closing, ACS Holdings shall contribute to the Company as a going concern with all related goodwill, all of ACS Holdings' right, title and interest in and to the Business (the "COMPANY CONTRIBUTION").

5.2.     SATISFACTION OF THE COMPANY CONTRIBUTION

         The Company Contribution will be satisfied at the Closing by, or on behalf of, the Company by delivery of a certificate representing 174,382,148 Company Membership Interests, registered in the name of ACS Holdings, against delivery by ACS Holdings of the documentation necessary to confirm the contribution of the Business, in form and substance acceptable to ACS Holdings and the Company.

                                   ARTICLE 6.
    THE COMPANY'S REPURCHASE OF CERTAIN OF ITS MEMBERSHIP INTERESTS FROM ACS
                                    HOLDINGS

6.1.     PURCHASE AND SALE; PURCHASE PRICE

         Subject to the terms and conditions of this Agreement, at the Closing, ACS Holdings shall sell to the Company, and the Company shall repurchase for cancellation all of ACS Holdings' right title and interest in and to 36,334,827 Company Membership Interests for an aggregate purchase price of US$33,250,000 (the "COMPANY REPURCHASE PRICE").

6.2.     PAYMENT OF THE COMPANY REPURCHASE PRICE AND DELIVERY OF CERTIFICATES

         The Company Repurchase Price will be paid at the Closing by, or on behalf of, the Company by wire transfer of immediately available funds or delivery of a bank draft or certified cheque payable to, or to the order of, ACS Holdings, or as may be otherwise directed by ACS Holdings in writing, against delivery by ACS Holdings of a certificate representing 36,334,827 Company Membership Interests, together with a duly executed transfer and power of attorney, executed in blank.

                                   ARTICLE 7.
     ACS CANADA'S PURCHASE OF COMPANY MEMBERSHIP INTERESTS FROM ACS HOLDINGS

7.1.     PURCHASE AND SALE; PURCHASE PRICE

         Subject to the terms and conditions of this Agreement, at the Closing, ACS Holdings will sell to ACS Canada, and ACS Canada will purchase from ACS Holdings, 120,680,968 Company Membership Interests for an aggregate purchase price of US$160,142,018 (the "COMPANY MEMBERSHIP INTEREST PURCHASE PRICE").

7.2. PAYMENT OF COMPANY MEMBERSHIP INTEREST PURCHASE PRICE AND DELIVERY OF THE CERTIFICATES

         The Company Membership Interest Purchase Price will be paid at the Closing by, or on behalf of, ACS Canada by wire transfer of immediately available funds or by delivery of a bank draft or a certified cheque payable to, or to the order of, ACS Holdings, or as may be otherwise directed by ACS Holdings in writing, against delivery by ACS Holdings of a certificate representing the 120,680,968 Company Membership Interests, together with a duly executed transfer and power of attorney, executed in blank.

                                   ARTICLE 8.
       ACS HOLDINGS' REPURCHASE OF CERTAIN OF ITS MEMBERSHIP INTERESTS AND
                            NOTES FROM ACS INFOSOURCE

8.1.     PURCHASE AND SALE; PURCHASE PRICE

         Subject to the terms and conditions of this Agreement, at the Closing, ACS InfoSource shall sell to ACS Holdings, and ACS Holdings shall repurchase for cancellation, all of ACS InfoSource's right, title and interest in and to 71,842,577 ACS Holdings Membership Interests at a price of US$71,842,577 per ACS Holdings Membership Interest and US$71,842,577 principal amount of ACS Holdings Notes at a price of US$71,842,577 for an aggregate purchase price of US$143,685,154 (the "ACS HOLDINGS REPURCHASE PRICE")

8.2.     PAYMENT OF THE ACS HOLDINGS REPURCHASE PRICE AND DELIVERY OF
CERTIFICATES

         The ACS Holdings Repurchase Price will be paid at the Closing by, or on behalf of, ACS Holdings by wire transfer of immediately available funds or by delivery of a bank draft or a certified cheque payable to, or to the order of, ACS InfoSource, or as may be otherwise directed by ACS InfoSource in writing, against delivery by ACS InfoSource of a certificate representing 71,842,577 ACS Holdings Membership Interests, together with a duly executed transfer and power of attorney, executed in blank, and by the delivery of the ACS Holdings Note in the principal amount of US$71,842,577 (which ACS Holdings will re-issue to ACS InfoSource the ACS Holdings Note in the principal amount of US$71,842,577).

                                   ARTICLE 9.
         TRANSACTIONS TO BE EFFECTED UPON EXERCISE OF THE OVER ALLOTMENT
                                     OPTION

9.1.     PURCHASE AND SALE TRANSACTIONS

         Upon exercise of the Over-Allotment Option, if any, the Fund, ACS Canada, the Company, ACS Holdings and ACS InfoSource shall enter into and implement the following transactions:

         9.1.1. ACS Canada will issue and sell to the Fund, and the Fund will purchase from ACS Canada, ACS Canada Common Shares at a price of $1.00 per ACS Canada Common Share for an aggregate subscription price equal to 50% of the aggregate proceeds received by the Fund pursuant to the exercise of the Over-Allotment Option (net of any fees and expenses of the Offering payable by the Fund) (the "OVER-ALLOTMENT FUND COMMON SHARE SUBSCRIPTION PRICE").

         9.1.2. ACS Canada will issue and sell to the Fund, and the Fund will purchase from ACS Canada, ACS Canada Notes in a principal amount equal to 50% of the aggregate proceeds received by the Fund pursuant to the exercise of the Over-Allotment Option (net of any fees and expenses of the Offering payable by the Fund) of a price of 100% of such principal amount (the "OVER-ALLOTMENT FUND NOTE SUBSCRIPTION FEE").

         9.1.3. ACS Holdings will sell to ACS Canada, and ACS Canada will purchase from ACS Holdings, such number of Company Membership Interests at a price of US$1.00 per Company Membership Interest for an aggregate price equal to the sum of the Over-Allotment Fund Common Share Subscription Price and Over-Allotment Fund Note Subscription Price (net of any fees and expenses of the Offering payable by ACS Canada) (the "OVER-ALLOTMENT COMPANY MEMBERSHIP INTEREST PURCHASE PRICE").

         9.1.4. ACS InfoSource shall sell to ACS Holdings, and ACS Holdings shall repurchase for cancellation all of ACS InfoSource's right, title and interest in and to ACS Holdings Membership Interests (at a price of US$1.00 per ACS Holdings Membership Interest) and a portion of the principal amount of ACS Holdings Notes for an aggregate purchase price equal to the Over-Allotment Company Membership Interest Purchase Price to be allocated as between ACS Holdings Membership Interests (the "OVER-ALLOTMENT ACS HOLDINGS MEMBERSHIP INTERESTS REPURCHASE PRICE") and ACS Holdings Notes (THE "OVER-ALLOTMENT ACS HOLDINGS NOTES REPURCHASE PRICE") in the same proportions as the ACS Holdings Repurchase Price in Section 8.1.

         9.1.5. The parties agree that any expenses attributable to the Over-Allotment Option will be paid in the same proportion as the fees in connection with the Closing.

9.2.     PAYMENT

         The Over-Allotment Fund Common Share Subscription Price, the Over-Allotment Fund Note Subscription Price and the Over-Allotment Company Membership Interest Purchase Price will be paid in the same manner as set out in Sections 2.2, 3.2 and 7.2 respectively, in the applicable amounts. The Over-Allotment ACS Holdings Membership Interests Repurchase Price and the Over-Allotment ACS Holdings Notes Repurchase Price will be paid in the same manner as set out in Section 8.2.

                                   ARTICLE 10.
                         REPRESENTATIONS AND WARRANTIES

10.1.    REPRESENTATIONS AND WARRANTIES OF THE FUND

         The Fund represents and warrants to ACS Canada as follows and acknowledges that ACS Canada is relying upon the following representations and warranties in completing the transactions contemplated hereby:

         10.1.1. FORMATION AND STATUS OF THE FUND. The Fund has been properly established and settled and is validly existing as a trust under the laws of the Province of Ontario. The Fund is a person referred to in paragraph (r) of the definition of "accredited investor" in Ontario Securities Commission Rule 45-501 for the purposes of the acquisition of the ACS Canada Common Shares and the ACS Canada Notes in accordance with this Agreement. The Fund is duly qualified to carry on its business in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets, requires such qualification, except to the extent that any failure to be so qualified, either individually or in the aggregate, would not have a Material Adverse Effect.

         10.1.2. POWER OF THE FUND AND DUE AUTHORIZATION. The Fund has the power and capacity to enter into and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party and to carry out the transactions contemplated in the Prospectus. Each of this Agreement and the Ancillary Agreements to which it is a party has been, or will at the Closing Time be, duly authorized, executed and delivered by the Fund and is, or will at the Closing Time be, a legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms, subject to exceptions as to applicable bankruptcy, insolvency and similar laws and the availability of equitable remedies.

         10.1.3. CAPITAL OF THE FUND. The Fund is authorized to issue an unlimited number of Units, of which as at the date of this Agreement, one Unit is issued and outstanding as a fully paid Unit of the Fund.

         10.1.4. NO OBLIGATIONS TO ISSUE SECURITIES. Except as contemplated by the Prospectus and the Exchange Agreement, there are no agreements, options, warrants, rights of conversion or other rights pursuant to which the Fund is, or may become, obligated to issue any Units or any securities convertible or exchangeable, directly or indirectly, into any Units.

         10.1.5. NO APPROVALS. Except as set out in the Disclosure Letter, no consent, approval, authorization or order of, and no filing, registration or recording with, any Governmental Entity is required in connection with the execution and delivery of this Agreement and the Ancillary Agreements, to which it is a party, or the performance by the Fund of its obligations hereunder and thereunder and the consummation by the Fund of the transactions contemplated herein and therein.

         10.1.6. NO CONTRAVENTION. Except as set out in the Disclosure Letter, the execution and delivery by the Fund of this Agreement and the Ancillary Agreements to which it is a party, the performance by the Fund of its obligations hereunder and thereunder and compliance with the other provisions hereof and thereof does not and will not contravene, breach or result in any default under its organizational documents or under any mortgage, indenture, lease, agreement, other legally binding instrument, licence, permit, statute, regulation, order, judgment, decree or Law to which the Fund is a party or by which it is bound.

         10.1.7. RESIDENCE OF THE FUND. The Fund is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

10.2.    REPRESENTATIONS AND WARRANTIES OF ACS CANADA

         ACS Canada represents and warrants to each of the Fund and ACS Holdings as follows and acknowledges that each of the Fund and ACS Holdings is relying upon the following representations and warranties in completing the transactions contemplated hereby:

         10.2.1. INCORPORATION AND STATUS. ACS Canada is duly incorporated and existing under the laws of the Province of Ontario. ACS Canada is a Person referred to in paragraph (aa) of the definition of "accredited investor" in Ontario Securities Commission Rule 45-501 for the purposes of the acquisition of the Company Membership Interests in accordance with this Agreement. ACS Canada is duly qualified to carry on its business in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets, requires such qualification, except to the extent that any failure to be so qualified, either individually or in the aggregate, would not have a Material Adverse Effect.

         10.2.2. CORPORATE POWER OF ACS CANADA AND DUE AUTHORIZATION. ACS Canada has the power and capacity to enter into and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party and to carry out the transactions contemplated in the Prospectus. Each of this Agreement and the Ancillary Agreements to which it is a party has been, or will at the Closing Time be, duly authorized, executed and delivered by ACS Canada and is, or will at the Closing Time be, a legal, valid and binding obligation of ACS Canada, enforceable against ACS Canada in accordance with its terms, subject to exceptions as to applicable bankruptcy, insolvency and similar laws and the availability of equitable remedies.

         10.2.3. CAPITAL OF ACS CANADA. The authorized and issued capital of ACS Canada at the date of this Agreement and after giving effect to the Closing, is and will be as set forth in Schedule "A". All the shares indicated on such Schedule "A" as being issued and outstanding have been validly issued and are outstanding as fully paid and non-assessable shares. After giving effect to the Closing, the Fund shall have good and marketable title, to the ACS Canada Common Shares owned by it, free of all Liens, other than any Liens created by the Fund.

         10.2.4. NO OBLIGATION TO ISSUE SECURITIES. Except as contemplated by this Agreement and the Exchange Agreement, there are no agreements, options, warrants, rights of conversion or other rights pursuant to which ACS Canada is, or may become, obligated to issue any ACS Canada Common Shares or any ACS Canada Notes or any securities convertible or exchangeable, directly or indirectly, into any ACS Canada Common Shares or ACS Canada Notes.

         10.2.5. NO APPROVALS. Except as set out in the Disclosure Letter, no consent, approval, authorization or order of, and no filing, registration or recording with, any Governmental Entity is required in connection with the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party or the performance by ACS Canada of its obligations hereunder and thereunder or the consummation by ACS Canada of the transactions contemplated herein and therein.

         10.2.6. NO CONTRAVENTION. Except as set out in the Disclosure Letter, the execution and delivery by ACS Canada of this Agreement and the Ancillary Agreements to which it is a party, the performance by ACS Canada of its obligations hereunder and thereunder and compliance with the other provisions hereof and thereof does not and will not contravene, breach or result in any default under its organizational documents or under any mortgage, indenture, lease, agreement, other legally binding instrument, licence, permit, statute, regulation, order, judgment, decree or Law to which ACS Canada is a party or by which it is bound.

         10.2.7. RESIDENCE OF ACS CANADA. ACS Canada is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

10.3.    REPRESENTATIONS AND WARRANTIES OF ACS HOLDINGS

         ACS Holdings represents and warrants to the Fund, ACS Canada, ACS InfoSource and the Company as follows and acknowledges that each of ACS Canada, ACS InfoSource and the Company is relying upon the following representations and warranties in completing the transactions contemplated hereby:

         10.3.1. ORGANIZATION AND STATUS. ACS Holdings is a limited liability company duly organized and existing under the laws of the State of Alaska. ACS Holdings is duly qualified to carry on its business in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets, requires such qualification, except to the extent that any failure to be so qualified, either individually or in the aggregate, would not have a Material Adverse Effect.

         10.3.2. CORPORATE POWER OF ACS HOLDINGS AND DUE AUTHORIZATION. ACS Holdings has the power and capacity to enter into and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party and to carry out the transactions contemplated in the Prospectus. Each of this Agreement and the Ancillary Agreements to which it is a party has been, or will at the Closing Time be, duly authorized, executed and delivered by or on behalf of ACS Holdings and is, or will at the Closing Time be, a legal, valid and binding obligation of ACS Holdings, enforceable against ACS Holdings in accordance with its terms, subject to exceptions as to applicable bankruptcy, insolvency and similar laws and the availability of equitable remedies.

         10.3.3. CAPITAL OF ACS HOLDINGS. The authorized and issued capital of ACS Holdings at the date of this Agreement and after giving effect to the Closing, is and will be as set forth in Schedule "B". All the membership interests indicated on such Schedule "B" as being issued and outstanding have been validly issued and are outstanding as fully paid and non-assessable membership interests. After giving effect to the Closing, ACS InfoSource shall have good and marketable title to the ACS Holdings Membership Interests owned by it, free of all Liens, other than any Liens created by ACS InfoSource.

         10.3.4. NO OBLIGATIONS TO ISSUE SECURITIES. Except as contemplated by this Agreement and the Exchange Agreement, there are no agreements, options, warrants, rights of conversion or other rights pursuant to which ACS Holdings is, or may become, obligated to issue any ACS Holdings Membership Interests or ACS Holdings Notes or any securities convertible or exchangeable, directly or indirectly, into any ACS Holdings Membership Interests or ACS Holdings Notes.

         10.3.5. NO APPROVALS. Except as set out in the Disclosure Letter, no consent, approval, authorization or order of, and no filing, registration or recording with, any Governmental Entity is required in connection with the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party, or the performance by ACS Holdings of its obligations hereunder and thereunder or the consummation by ACS Holdings of the transactions contemplated herein and therein.

         10.3.6. NO CONTRAVENTION. Except as set out in the Disclosure Letter, the execution and delivery by ACS Holdings of this Agreement and the Ancillary Agreements to which it is a party, the performance by ACS Holdings of its obligations hereunder and thereunder and compliance with other provisions hereof and thereof does not and will not contravene, breach or result in any default under its organizational documents or under any mortgage, indenture, lease, agreement, other legally binding instrument, licence, permit, statute, regulation, order, judgment, decree or Law to which ACS Holdings is a party or by which it is bound.

10.4.    REPRESENTATIONS AND WARRANTIES OF ACS INFOSOURCE

         ACS InfoSource represents and warrants to the Fund and ACS Holdings (other than in respect of the representation and warranty contained in Section 10.4.5) as follows and acknowledges that the Fund and ACS Holdings is relying upon the following representations and warranties in completing the transactions contemplated hereby:

         10.4.1. ORGANIZATION AND STATUS. ACS InfoSource is a corporation duly organized and existing under the laws of the State of Alaska. ACS InfoSource is duly qualified to carry on its business in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets, requires such qualification, except to the extent that any failure to be so qualified, either individually or in the aggregate, would not have a Material Adverse Effect.

         10.4.2. CORPORATE POWER OF ACS INFOSOURCE AND DUE AUTHORIZATION. ACS InfoSource has the power and capacity to enter into and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party and to carry out the transactions contemplated in the Prospectus. Each of this Agreement and the Ancillary Agreements to which it is a party has been, or will at the Closing Time be, duly authorized, executed and delivered by or on behalf of ACS InfoSource and is, or will at the Closing Time be, a legal, valid and binding obligation of ACS InfoSource, enforceable against ACS InfoSource in accordance with its terms, subject to exceptions as to applicable bankruptcy, insolvency and similar laws and the availability of equitable remedies.

         10.4.3. NO APPROVALS. Except as set out in the Disclosure Letter, no consent, approval, authorization or order of, and no filing, registration or recording with, any Governmental Entity is required in connection with the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party or the performance by ACS InfoSource of its obligations hereunder and thereunder or the consummation by ACS InfoSource of the transactions contemplated herein and therein.

         10.4.4. NO CONTRAVENTION. Except as set out in the Disclosure Letter, the execution and delivery by ACS InfoSource of this Agreement and the Ancillary Agreements to which it is a party, the performance by ACS InfoSource of any of its obligations hereunder and thereunder and compliance with the provisions hereof and thereof does not and will not contravene, breach or result in any default under its organizational documents or under any mortgage, indenture, lease, agreement, other legally binding instrument, licence, permit, statute, regulation, order, judgment, decree or Law to which ACS InfoSource is a party or by which it is bound.

         10.4.5. PROSPECTUS DISCLOSURE. To the Actual Knowledge of ACS InfoSource, as of the date of its filing with the Securities Commissions and as of the Closing Time, the Prospectus does not contain any misrepresentation (as that term is defined in s. 1(1) of the Securities Act (Ontario), R.S.O. 1990, c. S.5, as amended).

10.5.    REPRESENTATIONS AND WARRANTIES OF ACSH

         ACSH represents and warrants to the Fund as follows and acknowledges that the Fund is relying upon the following representations and warranties in completing the transactions contemplated hereby:

         10.5.1. ORGANIZATION AND STATUS. ACSH is a corporation duly organized and existing under the laws of the State of Delaware. ACSH is duly qualified to carry on its business in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets, requires such qualification, except to the extent that any failure to be so qualified, either individually or in the aggregate, would not have a Material Adverse Effect.

         10.5.2. CORPORATE POWER OF ACSH AND DUE AUTHORIZATION. ACSH has the power and capacity to enter into and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party. This Agreement has been duly authorized, executed and delivered by or on behalf of ACSH and is a legal, valid and binding obligation of ACSH, enforceable against ACSH in accordance with its terms, subject to exceptions as to applicable bankruptcy, insolvency and similar laws and the availability of equitable remedies.

         10.5.3. NO APPROVALS. Except as set out in the Disclosure Letter, no consent, approval, authorization or order of, and no filing, registration or recording with, any Governmental Entity is required in connection with the execution and delivery of this Agreement or the performance by ACSH of its obligations hereunder.

         10.5.4. NO CONTRAVENTION. Except as set out in the Disclosure Letter, the execution and delivery by ACSH of this Agreement, the performance by ACSH of any of its obligations hereunder and compliance with the provisions hereof does not and will not contravene, breach or result in any default under its organizational documents or under any mortgage, indenture, lease, agreement, other legally binding instrument, licence, permit, statute, regulation, order, judgment, decree or Law to which ACSH is a party or by which it is bound.

         10.5.5. PROSPECTUS DISCLOSURE. To the Actual Knowledge of ACSH, as of the date of its filing with the Securities Commissions and as of the Closing Time, the Prospectus does not contain any misrepresentation (as that term is defined in s. 1(1) of the Securities Act (Ontario), R.S.O. 1990, c. S.5, as amended).

10.6.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Fund, ACS Holdings (other than in respect of the representation and warranty contained in Section 10.6.19) and ACS Canada as follows and acknowledges that each of the Fund, ACS Holdings and ACS Canada is relying upon the following representations and warranties in completing the transactions contemplated hereby:

         10.6.1. ORGANIZATION AND STATUS. The Company is a limited liability company duly organized and existing under the laws of the State of Alaska. The Company is duly qualified to carry on its business in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets, requires such qualification, except to the extent that any failure to be so qualified, either individually or in the aggregate, would not have a Material Adverse Effect. The Company does not own an interest in any Person.

         10.6.2. CORPORATE POWER OF THE COMPANY AND DUE AUTHORIZATION. The Company has the power and capacity to enter into and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party and to carry out the transactions contemplated in the Prospectus. Each of this Agreement and the Ancillary Agreements to which it is a party has been, or will at the Closing Time be, duly authorized, executed and delivered by or on behalf of the Company and is, or will at the Closing Time be, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to exceptions as to applicable bankruptcy, insolvency and similar laws and the availability of equitable remedies.

         10.6.3. CAPITAL OF THE COMPANY. The authorized and issued capital of the Company at the date of this Agreement and after giving effect to the Closing, is and will be as set forth in Schedule "C". All the membership interests indicated on such Schedule "C" as being issued and outstanding have been validly issued and are outstanding as fully paid and non-assessable membership interests. After giving effect to the Closing, ACS Canada shall have good and marketable title to the Company Membership Interests owned by it, free of all Liens, other than any Liens created by ACS Canada and, other than the Securityholders Agreement and the Exchange Agreement, there are no shareholder agreements, pooling agreements, voting trusts or other agreements with respect to such securities.

         10.6.4. NO OBLIGATIONS TO ISSUE SECURITIES. Except as contemplated by this Agreement, the Underwriting Agreement, the Securityholders Agreement and the Exchange Agreement, there are no agreements, options, warrants, rights of conversion or other rights pursuant to which the Company is, or may become, obligated to issue any Company Membership Interests or any securities convertible or exchangeable, directly or indirectly, into any Company Membership Interests.

         10.6.5. NO CONTRAVENTION. Except as set out in the Disclosure Letter, the execution and delivery by the Company of this Agreement and the Ancillary Agreements to which it is a party, the performance by the Company of its obligations hereunder and thereunder and compliance with other provisions hereof and thereof does not and will not contravene, breach or result in any default under its organizational documents or under any mortgage, indenture, lease, agreement, other legally binding instrument, licence, permit, statute, regulation, order, judgment, decree or Law to which the Company is a party or by which it is bound.

         10.6.6. FINANCIAL STATEMENTS. The consolidated financial statements of ACS InfoSource contained in the Prospectus, including the footnotes thereto: (i) are accurate, correct and complete and are in accordance with the books of account and records of ACS InfoSource (the "FINANCIAL STATEMENTS"), and (ii) present fairly, in all material respects, the assets, liabilities and financial position of ACS InfoSource as at December 31, 2002, 2001 and 2000, as applicable, in each case in accordance with generally accepted accounting principles in the United States, as reconciled to generally accepted accounting principles in Canada in the footnotes thereto.

         10.6.7. CONDUCT OF BUSINESS IN ORDINARY COURSE. Except as disclosed in the Prospectus, since December 31, 2002, the Business has been carried on in the Ordinary Course.

         10.6.8. OPERATION OF BUSINESS. The Material Agreements permit and provide for the conduct of the Business substantially in the manner in which it has been conducted since January 2001, assuming compliance by the parties with the material terms thereof.

         10.6.9. NO MATERIAL ADVERSE CHANGE. Except as disclosed in the Prospectus, since December 31, 2002, there has not been any Material Adverse Change.

         10.6.10. LITIGATION. Except as disclosed in the Prospectus and in the Disclosure Letter, there is no Litigation pending, or, to the Actual Knowledge of the Company, threatened against or affecting ACS InfoSource, or the Company, or any of their properties or rights or any of its assets which would, either individually, or in the aggregate, constitute a Material Adverse Effect or otherwise prevent or materially delay the consummation of the transactions contemplated hereby.

         10.6.11. ASSETS. As of the Closing, the Company has good and marketable title to all of the assets of the Business, free and clear of all Liens except as set forth in the Disclosure Letter except Liens that individually or aggregated with all others would not cause a Material Adverse Effect. ACS InfoSource owns or has the right to use (and, following Closing, the Company will own or have the right to use) all assets (including the Licensed Software) that are necessary for use in and operation of the Business as currently conducted except where the failure to have any such rights either individually or aggregated with all others would not cause a Material Adverse Effect. ACS InfoSource does not own or have any interest (other than a leasehold interest) in any real property.

         10.6.12. MATERIAL CONTRACTS.

                  10.6.12.1. The Disclosure Letter sets forth all of the material agreements or contracts (including all leases of real property) to which ACS InfoSource is a party.

                  10.6.12.2. As of the Closing, each agreement and contract disclosed in the Disclosure Letter is a valid and binding obligation of ACS InfoSource, and the other parties thereto (and, following Closing, will be a valid and binding obligation of the Company and such other parties) is in full force and effect and is enforceable in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defences and to the discretion of the court before which any proceeding therefor may be brought. ACS InfoSource is not, nor, to the Actual Knowledge of the Company, is any other party thereto, in default in any material respect under the terms of any such agreement or contract or has any intention of breaching or defaulting under such agreement or contract.

         10.6.13. REQUIRED CONSENTS. Except as set out in the Disclosure Letter, no authorization, consent or approval of, or filing with or notice to, any Governmental Entity or other Person is required in connection with the execution, delivery and performance by ACSH, ACS InfoSource, ACS Holdings and/or the Company of this Agreement and the Ancillary Agreements to which ACSH, ACS InfoSource, ACS Holdings and/or the Company is a party, or in connection with the transfer of the Business hereunder.

         10.6.14. COMPLIANCE WITH LAWS; NO DEFAULTS.

                  10.6.14.1. Except as disclosed in the Prospectus, ACS InfoSource and the Company are in compliance in all material respects with all applicable provisions of any Law, except where such failure would not result in a Material Adverse Effect. Neither ACS InfoSource nor the Company is presently subject to any material consent, injunction, order, judgment or decree of any Governmental Entity or other Person, which resulted from a violation or threatened violation of applicable Laws (including Environmental Laws).

                  10.6.14.2. Each of ACS InfoSource and the Company holds, or will hold at the Closing Time, all permits, leases, by-laws, licences, waivers, exemptions, consents, certificates, registrations, authorizations, approvals, rights, rights of way and entitlements and the like which are required from any Governmental Entity or any other Person required or necessary to conduct the Business as currently conducted or as the Prospectus discloses it will be conducted, the failure of which to hold or obtain, individually or in the aggregate, would have a Material Adverse Effect, and all such permits, leases, by-laws, licences, waivers, exemptions, consents, certificates, registrations, authorizations, approvals, rights, rights of way and entitlements and the like are in full force and effect and in good standing in all material respects, except where such failure would not result in a Material Adverse Effect.

                  10.6.14.3. Except as set forth in the Disclosure Letter, ACS InfoSource and the Company are not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, any judgment, order, decree, consent or injunction of any Governmental Entity.

         10.6.15. INTELLECTUAL PROPERTY. Set forth in the Disclosure Letter is a true and complete list of all trade marks and trade mark applications, trade names, certification marks, patents and patent applications, copyrights and industrial designs used by ACS InfoSource in connection with the Business (the "INTELLECTUAL PROPERTY"), along with the offices (if any) in which the same is registered (being the only offices where such registration is necessary to preserve the rights thereto) and the applicable expiry dates of any registrations. The Intellectual Property (other than computer systems software licensed by third parties to ACS InfoSource) which is used by ACS InfoSource in connection with the Business is owned by ACS InfoSource and ACS InfoSource has the sole and exclusive right to use the same, except as noted in the Disclosure Letter and except where the failure to possess such right would not result in a Material Adverse Effect. No Person has made a claim or a demand that conduct of the Business infringes on any Intellectual Property owned by any other person and, to the Actual Knowledge of ACS InfoSource, ACS Holdings and the Company, the conduct of the Business does not infringe on any Intellectual Property owned by any other person.

         10.6.16. TAX, ETC. MATTERS. To the Actual Knowledge of the Company, each of ACS InfoSource and the Company has paid or will pay or have made or will make arrangements for the payment of all Governmental Charges in respect of the Business, which are capable of forming or resulting in a Lien on the assets of the Business. There are no proceedings either in progress, pending or to the Actual Knowledge of the Company, threatened in connection with any Governmental Charges in respect of the Business. Each of ACS InfoSource and the Company has withheld or collected and remitted all material amounts required to be withheld or collected and remitted by it in respect of any Governmental Charges.

         10.6.17. EMPLOYEE ARRANGEMENTS.

                  10.6.17.1. The Disclosure Letter lists, as of the date of this Agreement, all stock option plans, employment and severance agreements, pension, profit sharing and retirement plans and all bonus and other employee benefit or fringe benefit plans, including, without limitation, "employee benefit plans" as such term is defined under section 3(3) of ERISA, maintained or with respect to which contributions are made by ACS InfoSource or the Company or with respect to which ACS InfoSource or the Company have any liability (collectively, the "COMPANY PLANS").

                  10.6.17.2. (i) Each Company Plan which is intended to be qualified under section 401(a) of the U.S. Tax Code has received a favourable determination letter from the Internal Revenue Service that it is so qualified, and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Company Plan; (ii) each Company Plan has been operated in all material respects in accordance with its terms and the requirements of applicable Law; and (iii) none of ACS InfoSource and the Company have incurred a direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any of its Company Plans or other retirement plan or arrangement (including, without limitation, any "EMPLOYEE PENSION BENEFIT PLAN" as defined in section 3(2) of ERISA that ACS InfoSource or the Company, or any other entity that together with any of them is treated as a single employer under section 414 of the U.S. Tax Code, maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute), and, to the Actual Knowledge of the Company, no fact or event exists that could reasonably be expected to give rise to any such liability. The aggregate accumulated benefit obligations of each Company Plan, as of the Date of Closing, will not exceed the fair market value of the assets of such plan.

                  10.6.17.3. All Company Plans that are subject to the Laws of the United States are in compliance in all material respects with such applicable Laws, including relevant tax Laws relating thereto, and the requirements of any trust deed or equivalent instrument under which they are established.

         10.6.18. LABOUR MATTERS. Except as set out in the Disclosure Letter, neither of ACS InfoSource nor the Company are a party to or bound by any:

                  10.6.18.1. oral or written contract or commitment for the employment or retainer of any individual, including, for greater certainty, any contract or commitment with directors, officers, employees, independent contractors or agents, other than for contracts of indefinite hire terminable by ACS InfoSource or the Company, as applicable, without cause on reasonable notice;

                  10.6.18.2. oral or written contract or commitment providing for severance, termination or similar payments, including on a change of control of ACS InfoSource; or

                  10.6.18.3. contract with or commitment to any trade union, council of trade unions, employee bargaining agent or affiliated bargaining agent (collectively called "LABOUR REPRESENTATIVES") and neither ACS InfoSource nor the Company have conducted negotiations with respect to any such future contracts or commitments; no labour representatives hold bargaining rights with respect to any employees of ACS InfoSource or the Company.

         10.6.19. PROSPECTUS DISCLOSURE. To the Actual Knowledge of the Company, as of the date of its filing with the Securities Commissions and as of the Closing Time, the Prospectus does not contain any misrepresentation (as that term is defined in s. 1(1) of the Securities Act (Ontario), R.S.O. 1990, c.
S.5, as amended).

10.7.    NO FINDERS' FEE

         Except as disclosed in the Disclosure Letter, each of the parties hereto represents and warrants to the other parties that it has not taken, and agrees that it will not take, any action that would cause such other parties to become liable to any claim or demand for a brokerage commission, finder's fee or other similar payment in connection with the transactions contemplated hereby, other than with respect to any underwriter's fees as described in the Prospectus.

10.8.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of each party contained in this Agreement and in all certificates and documents delivered pursuant to or contemplated by this Agreement will survive the Closing and continue in full force and effect for a period ending three months after the completion of the audit of the Company for fiscal 2003, except that:

         10.8.1. the representations and warranties set out in Sections 10.1.1, 10.1.2, 10.1.5, 10.1.6, 10.2.1, 10.2.2, 10.2.5, 10.2.6, 10.3.1, 10.3.2, 10.3.5,
10.3.6, 10.4.1, 10.4.2, 10.4.3, 10.4.4, 10.5.1, 10.5.2, 10.5.3, 10.5.4, 10.6.1,
10.6.2, and 10.6.5 will survive Closing and continue in full force and effect without limitation of time; and

         10.8.2. the representations and warranties contained in Sections 10.4.5, 10.5.5 and 10.6.19 will survive the Closing and continue in full force and effect for a period of three years from the date which the Underwriters notify the Securities Commissions in accordance with Securities Laws of the completion of the distribution of Units under the Prospectus, and no claim for breach of representation or warranty (other than those referenced in Section 10.8.1) will be valid unless the party against whom such claim is made has been given reasonably detailed notice in writing specifying the amount of the claim and the reasons therefore before the expiry of such period.

                                   ARTICLE 11.
                               CLOSING CONDITIONS

11.1.    CONDITIONS PRECEDENT TO CLOSING

         The obligation of each of the parties to complete the transactions contemplated in this Agreement at the Date of Closing is subject to the satisfaction or waiver of, or compliance with, at or prior to the Closing Time, each of the following conditions:

         11.1.1. TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of each of the parties, as the case may be, made in or pursuant to this Agreement or in any Ancillary Agreement as to which it is a party, will have been true and correct in all material respects as of the date of this Agreement and will be true and correct in all material respects as of the Closing Time (except in each case, for those representations and warranties that are subject to a materiality qualification, which will be true and correct in all respects and except in respect of any representations and warranties that are to be true and correct as a specified date, in which case they will be true and correct as of that date only) with the same force and effect as if such representations and warranties had been made on and as of such date, and each party will have executed and delivered a certificate of a senior officer (without personal liability) or, in the case of a party which is an individual, by that individual, to that effect with respect to the representations and warranties of such party which are contained in this Agreement or in any Ancillary Agreement. Neither the receipt of such certificate nor the Closing will constitute a waiver by the party receiving such certificate of any of the representations and warranties of such party providing such certificate which are contained in this Agreement. Upon the delivery of such certificates, the representations and warranties of the parties in Article 10, as applicable, will be deemed to have been made on and as of the Date of Closing with the same force and effect as if made on and as of such date.

         11.1.2. COMPLIANCE WITH AND PERFORMANCE OF COVENANTS. Each party, to their knowledge, will have fulfilled or complied in all material respects with all covenants contained in this Agreement and in any Ancillary Agreements as to which it is a party, to be fulfilled or complied with by it at or prior to the Closing and each party will have executed and delivered a certificate of a senior officer (without personal liability) or, in the case of a party which is an individual, by that individual, to that effect.

         11.1.3. OFFERING. The Fund will have completed the sale of Units pursuant to the Offering other than the Over-Allotment Option (in escrow pending the completion of the Closing) on terms satisfactory to the Fund, acting reasonably.

         11.1.4. FINANCING. The Company will have entered into the Proposed Credit Facility as contemplated by the Prospectus, on terms and conditions satisfactory to the Company, acting reasonably, and the credit facilities to be provided for under the Proposed Credit Facility will be available to be drawn down by the Company.

         11.1.5. RELEASE OF SECURITY. All security granted over the assets of the Business under the Current Credit Facility, shall have been released.

         11.1.6. REQUIRED CONSENTS. All of the Required Consents shall have been obtained.

         11.1.7. RELEASE OF GUARANTEE. L.M. Berry and Company shall have released ACSH from its obligations under the Guarantee of Performance of Contract among L.M. Berry and Company and ACSH dated July 31, 2001.

         11.1.8. L.M. BERRY CONFIRMATION. L.M. Berry and Company shall have provided, in form and substance acceptable to ACS Canada and the Fund, each acting reasonably, confirmation of all amounts outstanding to L.M. Berry and Company from the Company and confirmation to the effect that the agreements between L.M. Berry and Company and the Company remain in full force and effect and that neither the Company nor L.M. Berry and Company is in default under any such agreements.

         11.1.9. DELIVERIES. All documents relating to the due authorization and completion of the transactions contemplated hereby, all actions and all corporate, trust and other proceedings taken at or prior to the Closing Time on the Date of Closing in connection with the performance by each party of its respective obligations under this Agreement, and all other documents and materials of any kind relating to this Agreement and carrying out the terms hereof, will have been completed and satisfied including the following:

                  11.1.9.1. each of the parties will initiate the wire transfers or deliver the bank drafts, certified cheques, share certificates, note certificates or unit certificates, applicable to them, as specified in Articles 2 through 7; and

                  11.1.9.2. each party will deliver or cause to be delivered the certificates referred to in Sections 11.1.1 and 11.1.2.

         11.1.10. EXECUTION OF OTHER AGREEMENTS. The Ancillary Agreements will have been executed and delivered by all parties thereto and the other transactions contemplated by the Prospectus to be completed on or prior to the Date of Closing will have been completed to the satisfaction of the Fund, acting reasonably.

         11.1.11. NO ADVERSE LEGISLATION. There will not be any statute, rule or regulation of any Governmental Entity which makes it illegal for any of the parties to consummate the transactions contemplated hereby or any order, decree or judgment of any Governmental Entity enjoining any party to this Agreement from consummating any of the transactions contemplated hereby.

         11.1.12. NO LEGAL ACTION. No action or proceeding will be pending or threatened by any Person (other than the Fund, ACS Canada, ACS Holdings, the Company and ACS InfoSource and any of their affiliates) in any jurisdiction, to enjoin, restrict or prohibit any of the transactions contemplated by this Agreement or the right of the Company to conduct the Business after Closing on substantially the same basis as heretofore operated or to seek damages in connection with this Agreement.

                                   ARTICLE 12.
                            COVENANTS OF THE PARTIES

12.1.    COVENANT REGARDING REPRESENTATIONS, WARRANTIES AND CONDITIONS

         Except as expressly provided in this Agreement or except with the prior written consent of the other parties hereto, prior to the Closing Time each of the parties will do or refrain from doing all acts and things in order to ensure that the respective representations and warranties of such party in Article 10 remain true and correct at the Closing Time as if such representations and warranties were made at and as of such date and to satisfy or cause to be satisfied the conditions in Article 11 which are within such party's control.

12.2.    CONDUCT OF BUSINESS PRIOR TO CLOSING

         Except as disclosed in the Disclosure Letter, during the Interim Period, ACS InfoSource agrees that it will, and will cause the Company to, use reasonable commercial efforts to conduct the Business only in the Ordinary Course and in compliance in all material respects with the Current Credit Facility.

12.3.    TRANSFER OF THE SECURITIES

         12.3.1. ACS Canada will take all necessary steps and corporate proceedings to cause the ACS Canada Common Shares issued by ACS Canada to be duly and validly issued and delivered to the Fund at the Closing on the Date of Closing and the Over-Allotment Completion Date, as the case may be, free and clear of all Liens other than (i) the restrictions on transfer, if any, contained in the articles of ACS Canada and (ii) Liens, if any, granted by the Fund.

         12.3.2. ACS Canada will take all necessary steps and corporate proceedings to cause the ACS Canada Notes issued by ACS Canada to be duly and validly created, issued and delivered to the Fund at the Closing on the Date of Closing, and the Over-Allotment Completion Date, as the case may be, free and clear of all Liens other than Liens, if any, granted by the Fund.

         12.3.3. ACS Holdings will take all necessary steps and corporate or other proceedings to cause the ACS Holdings Membership Interests issued by ACS Holdings to be duly and validly issued and delivered to ACS InfoSource at the Closing on the Date of Closing, free and clear of all Liens other than (i) the restrictions on transfer, if any, contained in the limited liability company agreement of ACS Holdings and (ii) Liens, if any, granted by ACS InfoSource.

         12.3.4. ACS Holdings will take all necessary steps and corporate or other proceedings to cause the ACS Holdings Note issued by ACS Holdings to be duly and validly created, issued and delivered to ACS InfoSource at the Closing on the Date of Closing, free and clear of all Liens other than Liens, if any, granted by ACS InfoSource.

         12.3.5. The Company will take all necessary steps and corporate or other proceedings to cause the Company Membership Interests issued by the Company to be duly and validly issued and delivered to ACS Holdings at the Closing on the Date of Closing, free and clear of all Liens other than (i) the restrictions on transfer, if any, contained in the limited liability company agreement of the Company and (ii) Liens, if any, granted by ACS Holdings.

         12.3.6. ACS Holdings will take all necessary steps and corporate or other proceedings to cause or permit good title to such of the Company Membership Interests owned by it to be duly and validly transferred and assigned to the Company at the Closing on the Date of Closing, free and clear of all Liens other than (i) the restrictions on transfer, if any, contained in the limited liability company agreement of the Company and (ii) Liens, if any, granted by the Company.

         12.3.7. ACS Holdings will take all necessary steps and corporate or other proceedings to cause or permit good title to such of the Company Membership Interests owned by it to be duly and validly transferred and assigned to ACS Canada at the Closing on the Date of Closing and the Over-Allotment Completion Date, respectively, free and clear of all Liens other than (i) the restrictions on transfer, if any, contained in the limited liability company agreement of the Company and (ii) Liens, if any, granted by ACS Canada.

12.4.    FILINGS AND AUTHORIZATIONS

         Each of the parties, as promptly as practicable either before or after the execution of this Agreement, will (i) make, or cause to be made, all such filings and submissions under all Laws applicable to it, including, without limitation, any required filings under the Hart Scott Rodino Act, as may be required for it to complete the transactions contemplated in this Agreement, and
(ii) use its reasonable commercial efforts to take, or cause to be taken, all other actions necessary in order for it to fulfill its obligations under this Agreement. Each of the parties will co-ordinate and cooperate with one another in exchanging such information and supplying such assistance as may be reasonably requested by each in connection with the foregoing including, providing each other with all notices and information supplied or filed with any Governmental Entity and all notices and correspondence received from any Governmental Entity.

12.5.    COOPERATION

         Each of ACS InfoSource, ACS Holdings, the Fund, ACS Canada, and the Company will cooperate fully in good faith with each other and their respective legal advisors, accountants and other representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement. From time to time after the Date of Closing, each such Person will, at the request of any other party, execute and deliver such additional conveyances, transfers and other assurances as may be reasonably required to effectively complete the transactions contemplated herein and to carry out the intent of this Agreement.

                                   ARTICLE 13.
                                    REMEDIES

13.1.    INDEMNIFICATION

         If the Closing occurs, subject to Sections 10.8, 13.2 and 13.3, an Indemnifying Party will, severally and not jointly or jointly and severally, indemnify and save its respective Indemnified Persons harmless of and from any Damages suffered by, imposed upon or asserted against any of such Indemnified Persons as a result of, in respect of, connected with, or arising out of, under, or pursuant to:

         13.1.1. any failure of such Indemnifying Party to perform or fulfil any of its covenants under this Agreement; or

         13.1.2. any breach or inaccuracy of any representation or warranty given by such Indemnifying Party to its Indemnified Persons contained in this Agreement.

13.2.    INDEMNIFIED PERSONS

         The terms "INDEMNIFIED PERSONS" as used in Section 13.1 above shall mean the parties set forth below:

         13.2.1.  the Fund's Indemnified Persons shall be: ACS Canada;

         13.2.2. ACS Canada's Indemnified Persons shall be: the Fund and ACS Holdings;

         13.2.3. ACS Holdings' Indemnified Persons shall be: the Fund, ACS Canada, ACS InfoSource and the Company;

         13.2.4. the Company's Indemnified Person shall be: the Fund, ACS Holdings and ACS Canada;

         13.2.5. ACS InfoSource's Indemnified Persons shall be: the Fund and ACS Holdings; and

         13.2.6.  ACSH's Indemnified Persons shall be: the Fund.

13.3.    LIMITATIONS OF LIABILITY

         The obligation of each of the Indemnifying Parties pursuant to the indemnification provisions set forth in this Article 13 will be limited such that:

         13.3.1. no double recovery by any Person shall be permitted under this Agreement and the Underwriting Agreement as a result of any action that results in breach under both agreements; and

         13.3.2. the total amount payable by ACSH, ACS InfoSource and ACS Holdings under this Agreement will not exceed, in aggregate, the gross proceeds received in the Offering by the Fund plus the value of ACS InfoSource's indirect retained interest in ACS Media LLC plus the amount that ACSH will receive from the Proposed Credit Facility on Closing.

13.4.    NOTICE OF CLAIM

         If an Indemnified Person wishes to make a claim for indemnification (a "CLAIM") pursuant to this Article 13 against one or more of the Indemnifying Party to which it is an Indemnified Person, the Indemnified Person will promptly give notice to the Indemnifying Party of the Claim. Such notice will specify with reasonable particularity (to the extent that the information is available):

         13.4.1.  the factual basis for the Claim; and

         13.4.2. the amount of the Claim, or, if an amount is not then determinable, an approximate and reasonable estimate of the potential amount of the Claim.

13.5.    PROCEDURE FOR INDEMNIFICATION

         13.5.1. The obligation of an Indemnifying Party to indemnify an Indemnified Person pursuant to this Article will be subject to an initial aggregate one time deductible of US$500,000.

         13.5.1. Following receipt of Notice of a Claim from an Indemnified Person, the Indemnifying Party will have 30 Business Days to make such investigation of the Claim as the Indemnifying Party considers necessary or desirable. For the purpose of such investigation, the Indemnified Person will make available to the Indemnifying Party and its authorized representatives the information relied upon by the

Indemnified Person to substantiate the Claim. If the Indemnified Person and the Indemnifying Party agree at or prior to the expiration of such 30 Business Day period (or any mutually agreed upon extension thereof) to the validity and amount of the Claim, the Indemnifying Party will immediately pay to the Indemnified Person the full agreed upon amount of the Claim.

         13.5.2. In the event that the parties cannot agree upon the amount of the Claim within such 30 Business Day period or there is a dispute as to if the Claim is valid, either party may bring an action against such other party.

13.6.    INJUNCTIVE RELIEF

         Each of the parties acknowledges that irreparable harm will result to the others if one of them breaches its obligations under this Agreement. The parties acknowledge that such a breach may not be adequately compensable by an award of Damages. Each of the parties agrees that any other party may apply to a court of competent jurisdiction for an order for injunctive relief or other equitable relief enjoining such breach at the earliest possible date.

13.7.    NO REQUIREMENT TO EXHAUST CLAIMS

         An Indemnified Party may elect to proceed with a Claim against any one or more of its Indemnifying Parties. For greater certainty, no Indemnified Party, in making a Claim under this Agreement, shall be required to seek or exhaust its remedies against an Indemnifying Party as a precondition to making, adjudicating or settling such Claim against any other Indemnifying Party.

13.8.    SUBORDINATION BY ACS HOLDINGS

         Notwithstanding any other provision of this Agreement, Claims by ACSH and/or ACS InfoSource shall be subordinate to Claims by the Fund and/or ACS Canada. Without limiting the generality of the foregoing:

         13.8.1. ACS Holdings further agrees to subordinate any claims (and its rights and entitlement to the proceeds thereof) in respect of any remedies that may be available to ACS Holdings under or pursuant to the Prospectus by virtue of the distribution of the exchange right contemplated by the Exchange Agreement and the securities issuable upon the exercise of the exchange right.

13.9.    CLAIMS

         Notwithstanding any other provision of this Agreement, the parties agree that Article 13 sets out the sole and exclusive manner by which any party to this Agreement may seek monetary compensation from any other party to this Agreement.

                                   ARTICLE 14.
                                   TERMINATION

14.1.    TERMINATION

         This Agreement may, by notice in writing by any party given prior to or on the Date of Closing, be terminated: (i) by mutual consent of all the parties; or (ii) if the Closing has not been completed prior to May 30, 2003. Upon giving the requisite notice, each of the parties hereto will be released from all obligations hereunder, save and except for the obligations under Section 16.4, which will survive. If a party waives compliance with any of the conditions, obligations or covenants contained in this Agreement, subject to Article 13, the waiver will be without prejudice to any of its rights of termination or otherwise in the event of non-fulfillment, non-observance or non-performance of any other condition, obligation or covenant in whole or in part.

                                   ARTICLE 15.
                                     CLOSING

15.1.    LOCATION AND TIME OF THE CLOSING

         The Closing will take place at the Closing Time on the Date of Closing at the offices of Torys LLP in Toronto, Ontario, Canada, or at such other place, on such other date and at such other time as may be agreed upon in writing by the parties.

15.2.    CLOSING PROCEDURES

         Subject to satisfaction or waiver by the relevant parties of the conditions of Closing, at the Closing Time the deliveries and payments contemplated by this Agreement, in the case of the Closing, will be completed as provided herein.

                                   ARTICLE 16.
                                 GENERAL MATTERS

16.1.    SEVERABILITY

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon any determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the fullest extent possible.

16.2.    ENUREMENT

         This Agreement will be binding upon and enure to the benefit of the parties to this Agreement and their respective successors and permitted assigns from time to time.

16.3.    ASSIGNMENT

         This Agreement may not be assigned by any party hereto without the prior written consent of each of the other parties.

16.4.    EXPENSES

         Except as otherwise expressly provided in this Agreement or the Prospectus, all costs and expenses (including the fees and disbursements of legal counsel, investment advisers and accountants) incurred in connection with this Agreement, the Ancillary Agreements and the transactions contemplated herein and therein, will be paid by ACS InfoSource.

16.5.    NOTICES

         All notices and other communications to ACSH, the Fund, ACS Canada, ACS Holdings, the Company and ACS InfoSource under this Agreement will be in writing and will be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at any other address for the party as is specified in like notice):

         16.5.1.  if to the Fund:

                    79 Wellington Street West
                    Suite 3000, Maritime Life Building
                    Toronto-Dominion Centre
                    Toronto, Ontario
                    M5K 1N2

                    Attention: The Trustees c/o Philip Brown
                    Fax: 416.865.7380
                    with a copy to the Company (at the address provided herein);

         16.5.2.  if to ACS Canada:

                    79 Wellington Street West
                    Suite 3000, Maritime Life Building
                    Toronto-Dominion Centre
                    Toronto, Ontario
                    M5K 1N2
                    Attention: Chief Executive Officer of ACS Canada c/o Philip
                               Brown
                    Fax: 416.865.7380

         16.5.3.  if to the Company:

                    3601 C Street
                    Anchorage, AK
                    99503
                    Attention: President
                    Fax: 907.561.6834

         16.5.4.  if to ACS Holdings:

                    600 Telephone Ave., MS 65
                    Anchorage, AK
                    99503
                    Attention: President
                    Fax: 907.297.3100

         16.5.5.  if to ACS InfoSource:

                    600 Telephone Ave., MS 65
                    Anchorage, AK
                    99503
                    Attention: President
                    Fax: 907.297.3100

         16.5.6.  if to ACSH:

                    600 Telephone Ave., MS 65
                    Anchorage, AK
                    99503
                    Attention: President
                    Fax: 907.297.3100

         Any notice given as aforesaid will be deemed to have been given at the time delivered or faxed (provided complete transmission is confirmed) if delivered or faxed to the recipient on a Business Day (in the city in which the addressee is located) and before 4:30 p.m. (local time in the city in which the addressee is located) on such Business Day, and otherwise will be deemed to be given at 9:00 a.m. (local time in the city in which the addressee is located) on the next following Business Day (in the city in which the addressee is located). Any party may change its address for notice by notice to the other parties hereto given in the manner herein provided.

16.6.    NON-MERGER

         Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties will not merge on and will survive the Closing and, notwithstanding such Closing and any investigation made by or on behalf of any party, will continue in full force and effect. Subject to Section
10.8 and Articles 11 and 13, Closing will not prejudice any right of one party against any other party in respect of anything done or omitted under this Agreement or in respect of any right to Damages or other remedies.

16.7.    GOVERNING LAW

         This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

16.8.    ATTORNMENT

         Subject to Section 14.6, each of the parties agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or later to the venue of that action or proceeding, irrevocably submits to the jurisdiction of those courts in that action or proceeding, agrees to be bound by any judgment of those courts.

16.9.    TORYS LLP ACTING FOR MORE THAN ONE PARTY

         Each of the parties to this Agreement has been advised and acknowledges that Torys LLP is acting as counsel to and jointly representing the Fund, ACS Canada, ACS Holdings, ACS InfoSource and the Company (each a "CLIENT" and, collectively, "CLIENTS") and, in this role, information disclosed to Torys LLP by one Client will not be kept confidential and will be disclosed to all Clients and each of the parties consents to Torys LLP so acting. In addition, should a conflict arise between any Clients, Torys LLP may not be able to continue to act for any of such Clients.

16.10.   LIMITATION OF LIABILITY IN RESPECT OF THE FUND

         16.10.1. The trustees of the Fund, in incurring any debts, liabilities or obligations, or in taking or omitting any other actions for or in connection with the affairs of the Fund are, and shall be conclusively deemed to be, acting for and on behalf of the Fund, and not in their own personal capacities. None of the trustees of the Fund shall be subject to any personal liability for any debts, liabilities, obligations, claims, demands, judgements, costs, charges or expenses (including legal expenses) against or with respect to the Fund or in respect to the affairs of the Fund. No property or assets of the trustees of the Fund, owned in their personal capacity or otherwise, will be subject to any levy, execution or other enforcement procedure with regard to any obligations under this Agreement. No recourse may be had or taken, directly or indirectly, against the trustees of the Fund in their personal capacity. The Fund shall be solely liable therefor and resort shall be had solely to the property and assets of the Fund for payment or performance thereof.

         16.10.2. No unitholder of the Fund as such shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any party to this Agreement in connection with the obligations or the affairs of the Fund or the acts or omissions of the trustees of the Fund whether under this Agreement or otherwise and the other parties hereto shall look solely to the property and assets of the Fund for satisfaction of claims of any nature arising out of or in connection therewith and the property and assets of the Fund only shall be subject to levy or execution.

16.11.   TIME OF ESSENCE

         Time is of the essence of this Agreement.

16.12.   ENTIRE AGREEMENT

         This Agreement and the other agreements contemplated hereby constitute the entire agreement between the parties pertaining to the subject matter hereof. There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement or as otherwise set out in writing and delivered at Closing. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made by any party hereto or its directors, officers, employees or agents, to any other party hereto or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement. Accordingly, there will be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent aforesaid.

16.13.   COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties; provided, however, that any party providing its signature in such manner will promptly forward to the other parties an original of the signed copy of this Agreement which was so faxed.

16.14.   FURTHER ASSURANCES

         Each of the parties hereto will promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and will use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first written above.

ACS MEDIA INCOME FUND, BY ITS ATTORNEY, ACS    ACS MEDIA CANADA INC.
MEDIA CANADA INC.

By: /s/ Wesley E. Carson                       By: /s/ Wesley E. Carson
   ---------------------                          ---------------------
   Name:  Welsey E. Carson                       Name:  Wesley E. Carson
   Title:  President                             Title:  President

ACS MEDIA HOLDINGS LLC                         ACS INFOSOURCE, INC.

By: /s/ Kevin P. Hemenway                      By: /s/ Kevin P. Hemenway
   -------------------------                      -------------------------
   Name:  Kevin P. Hemenway                      Name:  Kevin P. Hemenway
   Title:  Vice President                        Title:  Director

ACS MEDIA LLC                                  ALASKA COMMUNICATIONS SYSTEMS
                                               HOLDINGS, INC.

By: /s/ Wesley E. Carson                       By: /s/ Kevin P. Hemenway
   ---------------------                           --------------------------
   Name:  Wesley E. Carson                       Name:  Kevin P. Hemenway
   Title:  President and CEO                     Title: Chief Financial Officer

                                  SCHEDULE "A"
                              CAPITAL OF ACS CANADA

CAPITAL OF ACS CANADA AS OF THE DATE HEREOF

Authorized:                           unlimited common shares
                                      unlimited preference shares

Issued and Outstanding:               1 common share issued to the Fund
                                      no preference shares

CAPITAL OF ACS CANADA AFTER GIVING EFFECT TO CLOSING (ASSUMING NO EXERCISE OF THE OVER-ALLOTMENT OPTION)

Authorized:                           unlimited common shares
                                      unlimited preference shares

Issued and Outstanding:               80,271,009 common shares issued to the
                                      Fund
                                      no preference shares

                                  SCHEDULE "B"
                             CAPITAL OF ACS HOLDINGS

CAPITAL OF ACS HOLDINGS AS OF THE DATE HEREOF

Authorized:                           unlimited membership interests

Issued and Outstanding:               1 membership interest issued to ACS
                                      InfoSource

CAPITAL OF ACS HOLDINGS AFTER GIVING EFFECT TO CLOSING (ASSUMING NO EXERCISE OF THE OVER-ALLOTMENT OPTION)

Authorized:                           unlimited membership interests

Issued and Outstanding:               159,571,104 membership interests issued to
                                      ACS InfoSource

                                  SCHEDULE "C"
                             CAPITAL OF THE COMPANY

CAPITAL OF THE COMPANY AS OF THE DATE HEREOF

Authorized:                           unlimited membership interests

Issued and Outstanding:               1 membership interest issued to ACS
                                      Holdings

CAPITAL OF THE COMPANY AFTER GIVING EFFECT TO CLOSING (ASSUMING NO EXERCISE OF THE OVER-ALLOTMENT OPTION)

Authorized:                           unlimited membership interests

Issued and Outstanding:               17,366,353 membership interests issued to
                                      ACS Holdings